Exhibit 99.n.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2/A of StoneCastle Financial Corp. and to the use of our report dated March 1, 2021 on the financial statements and financial highlights of StoneCastle Financial Corp. Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 30, 2021